Pittsburgh & West Virginia Railroad
55 Edison Avenue, West Babylon, New York 11704
212.750.0373 | www.pwreit.com

Press Release

May 26, 2011.  On May 26, 2011, Pittsburgh & West Virginia Railroad, a Pennsylvania unincorporated business trust (the "Trust") filed with the Securities Exchange Commission (the “SEC”) Amendment No. 3 to the Trust's definitive proxy statement, which the Trust had filed with the SEC on April 29, 2011.  Amendment No. 3 should be read in conjunction with the Trust's definitive proxy statement, Amendment No. 1 to the definitive proxy statement, filed on May 16, 2011 and Amendment No. 2 to the definitive proxy statement, filed on May 23, 2011.  You may access the Trust’s filings through the website maintained by the SEC at http://www.sec.gov.

The following is a summary of the contents of Amendments No.1, No. 2 and No.3, not including a copy of the Trust’s proxy card, which was mailed to shareholders, was filed with the SEC and is available from the SEC website at http://www.sec.gov.

Amendment No. 1

The Trust is aware that Mr. Paul M. Dorsey, a shareholder holding 1,000 common shares of beneficial interest, no par value, filed a preliminary proxy statement on May 11, 2011, proposing an alternative slate to the Trust’s nominees for the Board of Trustees.  You may access Mr. Dorsey’s preliminary proxy statement through the website maintained by the SEC at http://www.sec.gov.

Persons Making the Solicitation
In light of Mr. Dorsey’s filing and his reported engagement of a proxy solicitation firm, the Trust has been considering whether to engage a proxy solicitation firm to solicit votes on its behalf, and is evaluating the services of several proxy solicitation firms, but as of the date hereof has not hired, and may not hire, any such proxy solicitation firm.  If the Trust decides to hire a proxy solicitation firm, the Trust estimates the total expense it would incur could be up to or greater than $75,000, not including out-of-pocket expenses, such as postage, mailing and other related expenses.

Interest of Certain Persons in Matters to Be Acted Upon

As disclosed in its definitive proxy statement, the Trust has nominated the following nominees to serve as trustees until the next annual shareholders meeting in 2012:  David H. Lesser, Virgil E. Wenger, Patrick R. Haynes and William S. Susman (collectively, the “Nominees”).  Biographies of the Nominees are included in our definitive proxy statement, as amended.  The Nominees have the following interests in the outcome of the election of trustees:

-	Each trustee receives a quarterly fee from the Trust of $600.00. Each Nominee that is elected as a trustee would be entitled to receive the quarterly trustee fee.

-	Other than the quarterly fee disclosed above, there is no other remuneration currently paid by the Trust to any of the Nominees in any capacity.

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There are no agreements or understandings between us and any Nominee or other person concerning any type of compensation relating to any disposition of the Trust or all or substantially all of the Trust’s assets.

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As of March 31, 2011, the Nominees as a group held 123,032 common shares or 7.58% of the outstanding common shares of the Trust and each Nominee has an economic interest to the extent of his holdings in the financial health and performance of the Trust. The beneficial and other ownership of each of the Nominees at March 31, 2011 was previously disclosed in the Trust’s definitive proxy statement and is restated below:

	Owned at March 31, 2011
Name of Holder	# of Shares	% Outstanding

David H. Lesser (i) (ii)(iii)	120,995	7.45%

Virgil E. Wenger	1,000	0.06%

Patrick R. Haynes, III	1,037	0.06%

William S. Susman	0	0.00%

Total Nominees (i)(ii)(iii)	123,032	7.57%

(i)               David H. Lesser has beneficial ownership of 120,995 common shares as follows: (a) 1,075 directly; (b) 85,210 indirectly through Hudson Bay Partners, LP, a wholly-owned affiliate of Mr.
Lesser; and (c) 34,710 indirectly through HBP PW, LLC, an affiliate managed by Mr. Lesser.

(ii) In addition to the shareholdings disclosed above, the MEL Generation Skipping Trust, a trust set up for the children of David H. Lesser, (the "MEL Trust") owns 10,383 common shares of the Trust.  David H. Lesser disclaims any beneficial, pecuniary or residual interest in the common shares owned by the MEL Trust, does not serve as trustee and does not have the power to revoke the MEL Trust.

(iii) From March 31, 2011 through the filing date of this Amendment No. 1 to the Trust’s definitive proxy statement, HBP PW, LLC, an affiliate of Mr. Lesser acquired beneficial ownership of 5,050 common shares and has beneficial ownership, as of the filing date of this supplement, of 126,045 common shares.

David H. Lesser was elected a trustee at the May 14, 2009 annual meeting.  At the time of the election, Mr. Lesser owned 1,000 common shares directly, and 21,825 common shares indirectly through his wholly-owned affiliate, Hudson Bay Partners, LP (“Hudson Bay”).  In 2010, Mr. Lesser, through Hudson Bay, acquired an additional 24,153 common shares. In 2011, Mr. Lesser, through Hudson Bay and his managed affiliate, HBP PW, LLC (collectively, David H. Lesser, Hudson Bay and HBP PW, LLC, “DHL”), acquired an additional 74,017 common shares through the record date of the 2011 annual meeting.  DHL acquired an additional 5,050 common shares from the record date of the 2011 annual meeting through the filing date of Amendment No. 1 to the Trust's definitive proxy statement .  Mr. Virgil E. Wenger acquired 800 common shares in 2011.  Mr. Patrick R. Haynes, III acquired 537 common shares in 2011. Other than as disclosed above, none of the Nominees have acquired or disposed of any of the Trust’s common shares during the past two years.

There have been no transactions, since the beginning of the Trust's last fiscal year, and there are no currently proposed transactions, in which the Trust was, or is, to be a participant, the amount involved exceeds $120,000 and any of the Nominees had, or will have, a direct or indirect material interest.

None of the Nominees has any arrangement or understanding with any person with respect to any future employment by the Trust or any Trust affiliate or with respect to any future transactions to which the Trust or any Trust affiliate will or may be a party.

None of the Nominees is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Written communications to any of the Nominees or their affiliates may be sent to such Nominee or affiliate, c/o Pittsburgh & West Virginia Railroad, 55 Edison Avenue, West Babylon, NY 11704.

Amendment No. 2

Voting Procedures
The following supplements information previously provided under the heading “Voting.”

Required Vote. The nominees receiving the highest number of votes up to the number of nominee slots to be filled will be elected as trustees.   The ratification of the appointment of Gibbons & Kawash, A.C., requires the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting.

Cumulation of Votes.  With respect to the election of trustees only, you may cumulate your votes and give any one nominee a number of votes equal to the number of trustees to be elected (four) multiplied by the number of common shares you hold, or you may distribute your votes in any manner among any nominees as you see fit.   If you are a shareholder of record and wish to cumulate your votes, you should indicate in writing how you wish your votes to be distributed among the nominees, either on your proxy card or, if voting at the annual meeting, on your ballot. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you do not provide any instructions on cumulation and check “For All”, each nominee will receive one (1) vote for each of your shares.  If you check “Withhold All”, none of the nominees will receive any votes.  If you check “For All Except”, the nominees that are not identified in the space provided will receive one (1) vote for each of your shares, and your other votes shall be treated as an abstention for the other nominees.  If you return a signed proxy card without indicating how your shares should be voted on a matter, the shares represented by your proxy will be counted towards the quorum requirement, but will be voted as an abstention for all matters, including election of nominees.

Effect of Abstentions and Broker Non-Votes.  If you vote to “abstain” or “withhold” on any proposal, your shares will be counted as present at the meeting for purposes of determining whether we can conduct business. Broker non-votes, if any, will count toward the quorum requirement but will not count as votes cast on any proposal.  If you vote to “abstain” on the proposal to ratify the Trust’s independent auditors, it will have the effect of a vote against that proposal.

Proposal Number 1: Election of Trustees
The following supplements information previously provided under the heading “Proposal Number 1: Election of Trustees.”

As the Trust wrote in its Letter to Shareholders and Notice of Annual Meeting of Shareholders dated April 29, 2011 and included as part of its definitive proxy statement dated April 29, 2011:

Historically, the Trust’s operations have been limited to its existing railroad assets all of which are leased pursuant to a long term lease that has no income growth.  As a result, the Trust faces risks associated with constraints on its revenue while the Trust’s expenses continue to rise, including in particular, its public market compliance costs.  To address this issue, the Trust made the strategic decision in early 2011 to broaden its business plan and acquire new sources of revenue.

As a means of providing working capital to commence its business expansion, the Trust recently completed a rights offering.  The trust is actively pursuing a number of new investments with a focus on infrastructure assets in the United States.  Such investments may include railroad, transportation and energy infrastructure assets that are consistent with the Trust’s public REIT status.  Such acquisitions, if consummated, are intended to create substantial value through growth in funds from operations (FFO) and dividends which should also lead to share price appreciation.

In connection with the broadening of its business, the Trust recently inducted Mr. William S. Susman as a Trustee and has nominated Mr. Susman on this year’s trustee ballot.  Mr. Susman has 20 years of investment banking experience, including significant experience in the railroad industry having advised some of the largest railroad companies including CSX and Norfolk Southern Corporation on M&A and other advisory transactions.  The Trust believes Mr. Susman is an excellent addition to the Board of Trustees and that his advice and guidance will benefit the Trust as it seeks to expand its business.

In addition to the qualifications of Mr. Susman described in the excerpt above, Mr. Susman is currently founder and CEO of William Susman Advisory (“WSA”), a boutique investment advisory firm.  Prior to founding WSA, Mr. Susman was President of Financo, where he worked from 2004 – 2011.  Financo is an investment bank focused on retail and consumer goods.

Mr. Lesser’s 20+ years of experience as a real-estate investor and his experience as a director with other successful REITs will be beneficial to the Trust.

Mr. Wenger’s many years of experience at Ernst & Young LLP provide significant financial expertise and leadership oversight in his role as the Audit Committee’s Chairperson.

Mr. Haynes’ experience and contacts in real-estate and private equity are beneficial for the Trust. Mr. Haynes is currently employed by the Rockefeller Group Investment Management Corp. (“RGIM”) as a senior associate.  Mr. Haynes joined RGIM in 2010 and is responsible for financial analysis, RGI’s corporate acquisitions initiatives, and institutional fundraising.  Mr. Haynes began his career at Lehman Brothers in 2007 after graduating from Brown University in 2007.

The individuals that have been nominated by the Trust have experience and skills in, and industry contacts relevant to, providing leadership to real-estate investment trusts (REITs), sourcing and structuring investments and investing capital.  The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

Proposal Number 2: Ratification of Independent Auditors
The following supplements information previously provided under the heading “Proposal Number 2: Ratification of Independent Auditors.”

In March 2011, the Audit Committee reviewed with Gibbons & Kawash, A.C., a member of the BDO Seidman Alliance, their independence with respect to the Trust and considered their experience and determined that Gibbons & Kawash, A.C. has the required independence and experience to perform the audit of the Trust for calendar year 2011.

Other than fees related to the audit and review of the Trust’s financial statements, there were no other payments made by Trust to Gibbons & Kawash, A.C. during fiscal years 2009 and 2010, including no payments as defined under Item 9(e)(2), 9(e)(3) or 9(e)(4) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Remuneration
The following supplements information previously provided under the heading “Remuneration.”

Trustee Remuneration During 2010

Trustee Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David H. Lesser	$2,400	$ -	$ -	$ -	$ -	$ -	$2,400
Virgil E. Wenger	$2,400	$ -	$ -	$ -	$ -	$ -	$2,400
Patrick R. Haynes, III	$2,400	$ -	$ -	$ -	$ -	$ -	$1,800
Herbert E. Jones, III	$2,400	$ -	$ -	$ -	$ -	$ -	$2,400
Larry R. Parsons	$2,400	$ -	$ -	$ -	$ -	$ -	$2,400
_____________
(1) Each trustee is paid a quarterly trustee fee of $600 / month.  Other than such quarterly trustee fee, there are currently no other compensation arrangements with any trustee.
(2) The Trust did not nominate Mr. Parsons or Mr. Jones as nominees on this year’s ballot.
(3) Mr. Jones resigned his position as Trustee effective February 3, 2011.

Officer Remuneration During 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Herbert E. Jones, III, President	2010	$ -	$ -	$ -	$ -
Herbert E. Jones, III, President	2009	$ -	$ -	$ -	$ -
Robert R. McCoy, Secretary-Treasurer	2010	$12,000	$ -	$18,000	$30,000
Robert R. McCoy, Secretary-Treasurer	2009	$12,000	$ -	$18,000	$30,000
_____________
(1) Mr. Jones resigned as President on February 3, 2011.

(2) Mr. McCoy was paid $3,000 for accounting and book-keeping services and an entity affiliated with Robert McCoy was paid $4,500 for rent, both on a quarterly basis.  Mr. McCoy resigned from the Trust on March 31, 2011.

(3) There are no other material terms or other factors necessary to an understanding of the information disclosed above.

Other than the individuals listed above, no other persons covered by Rule 402(m)(2) or any other employee or officer received compensation from the Trust.  The Trust does not currently have any bonus, equity pension, profit-sharing or deferred compensation plans.

Related Party Transactions
The following supplements information previously provided under the heading “Related Party Transactions.”

During the Trust’s 2010 fiscal year, there were no related party transactions other than the quarterly trustee fees disclosed under “Remuneration.”

On February 15, 2011, the Trust announced a rights offering to its shareholders.  An affiliate of David H. Lesser served as standby purchaser for the rights offering. The Trust disclosed the standby arrangements on its Form S-3 and Form S-3/A filed with the SEC on February 15, 2011 and February 25, 2011, respectively.  The Trust provides an excerpt from those filings below:

We have entered into a standby purchase agreement with an affiliate and/or a newly formed affiliate of David Lesser, our Chairman, pursuant to which such standby investor has agreed to purchase up to 113,250 common shares. PW shall only sell to the standby investor the portion of the 113,250 common shares that are not purchased by our shareholders through the exercise of their subscription rights. The standby purchase commitments are subject to certain conditions as set forth in such standby purchase agreement. The price per share paid by any standby investor for such common shares will be equal to the subscription price paid by our shareholders in the rights offering.

Beginning April 1, 2011, Mr. Lesser has provided the Trust with office space at no cost through a wholly owned subsidiary of his wholly owned affiliate, Hudson Bay Partners, LP. There is no understanding or agreement with the Trust to compensate Mr. Lesser or the subsidiary, currently or in the future, for office space provided to the Trust.  Previously, the Trust paid $4,500 per quarter for office space.

Compliance with Section 16 of the Exchange Act

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Trust’s officers and trustees and persons who own more than 10% of a registered class of the Trust’s equity securities to file reports of ownership and changes in their ownership with the SEC. Our Secretary acts as a compliance officer for such filings of the Trust’s officers and trustees, and prepares reports for such persons based on information supplied by them. Based solely on our Secretary's review of such information provided by officers and trustees, we believe that for the period from January 1, 2010, through December 31, 2010, our officers and trustees were in compliance with all applicable Section 16 filing requirements, except for immaterial misstatements that were corrected in subsequent filings pursuant to Section 16 filing requirements.

Shareholder Proposals
The following replaces in its entirety, the section titled “Shareholder Proposals”, as previously provided.

To include a proposal in our proxy statement for the next Annual Meeting of shareholders, your proposal must be received by the Trust no later than December 30, 2011, and must satisfy the conditions established by the SEC, including in Rule 14a-5(e)(1) of the Securities Exchange Act of 1934, as amended. Written notice of proposals of shareholders to be considered at the next Annual Meeting without inclusion in next year’s proxy statement must be received on or before March 15, 2012. If a notice is received after March 15, 2012, the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposals, even though such proposals are not discussed in the Trust’s proxy statement. Proposals should be addressed to: David H. Lesser, CEO and Chairman, Pittsburgh & West Virginia Railroad, c/o Richard Baumann, Morrison & Cohen LLP, 909 Third Avenue, New York, NY 10022, and sent by certified mail, return receipt requested.

Other Matters
The following supplements information previously provided under the heading “Other Matters.”

Nominating Committee

In 2010, the Board of Trustees established a nominating committee meeting consisting of David Lesser and Virgil Wenger.  The nominating committee does not have a charter or a written policy with regards to consideration of trustee candidates recommended by security holders.  The Board of Trustees believes that the Trust has historically not needed such a policy, but it shall continue to review the need for such a policy from time to time in light of the Trust’s changing business needs.  The nominating committee believes that trustee nominees should have relevant business experience in investment management, REITs, investment banking and transaction structuring, or other skills and experiences that can assist the Trust in implementing its business plans.  The nominating committee recommended William S. Susman for inclusion in this year’s nominee ballot because of Mr. Susman’s extensive investment banking experience in the transportation industry, having served as an advisor to some of the largest railroad companies in the U.S.

Compensation Committee

The Board of Trustees does not have a standing compensation committee. The Board of Trustees believes that the Trust has historically not needed a compensation committee due to the Trust having no full-time employees, trustee fees currently being fixed at $600 per quarter and no additional compensation for the Chief Executive Officer of the Trust being paid at this time.  The trustee fees have been determined taking into account the limited business activity of the Trust. The Board of Trustees shall continue to review the need for a compensation committee from time to time in light of the Trust’s changing business needs.

Board Leadership, Risk Oversight

      The Board’s Chairman is also the Trust’s CEO.  The Trust does not currently have a lead independent director. The Trust’s Executive Committee provides risk oversight of the Trust’s operations through its regular meetings.  The Board of Trustees shall review the need for any changes to these arrangements from time to time in light of the Trust’s changing business needs.

Shareholder Communications

Shareholders may send communications to the Board of Trustees or an individual trustee, by sending their communications in writing to Pittsburgh & West Virginia Railroad, c/o Richard Baumann, Morrison & Cohen LLP, 909 Third Avenue, New York, NY 10022.  All such communication will be forwarded to the respective trustee or trustees for whom such communication was intended.

The Trust has filed its current Annual Report on Form 10-K with the Securities and Exchange Commission (SEC), and such Annual Report is available from the SEC’s website.  If desired, a copy is available to shareholders, without charge, upon written request to the Secretary-Treasurer of the Trust at 55 Edison Avenue, West Babylon, NY 11704.

Amendment No. 3

Proposal Number 1: Election of Trustees
The following supplements information previously provided under the heading “Proposal Number 1: Election of Trustees.”

As previously disclosed, one of the individuals nominated by the Trust to serve on the Board of Trustees, Mr. David H. Lesser, currently serves as Chairman of the Board of Trustees and Chief Executive Officer.  Mr. Lesser has business experience with real estate investment matters and alternative energy.  The Trust is a REIT, and Mr. Lesser’s value to the Trust as a trustee and officer relates principally to his business acumen and real estate investment expertise.

Mr. Lesser, whose career began in investment banking, has over 25 years of experience in real estate investment and finance.  Mr. Lesser has previously held leadership roles with public real estate investment trusts (REITs), having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust.  Mr. Lesser’s investment firm, Hudson Bay Partners, LP, sponsored the merger of two real estate companies into a small capitalization REIT (American Real Estate Investments) to ultimately form Keystone Property Trust which was listed on the American Stock Exchange (ticker: KTR).   Prior to Crescent, Mr. Lesser was a Director in Merrill Lynch’s real-estate investment banking group. Mr. Lesser is currently, and has been for the past 15 years, president of Hudson Bay Partners, LP, a wholly owned investment firm focused on real estate, real estate-related situations and alternative energy (“Hudson Bay”).

Hudson Bay owns Intelligen Power Systems, LLC (“IPS”) through its ownership of Coast Intelligen, Inc. (“Coast”). IPS is a small, profitable, alternative energy business.  It operates in the northeastern United States and manufactures cogeneration equipment for use in commercial buildings including multi-family complexes, hotels, nursing homes and hospitals.  IPS is run day-to-day by a number of employees hired by Mr. Lesser.  Mr. Lesser spends no more than roughly 20% of his working time on matters related to IPS, and he does not expect that to increase over time.

Hudson Bay acquired IPS through its acquisition of Coast in early 2001.  At that time, Coast was located in California and was operated by several local employees.   During the entire period in question, Mr. Lesser has been a full-time resident of New York and was not responsible for the day-to-day operations of Coast.  Coast was a manufacturer of pre-packaged cogeneration systems.

By 2006, Mr. Lesser became aware of what he understood to be significant misdeeds on the part of certain individuals working at Coast, including breaches of fiduciary duty and conspiracy.  In 2006, Mr. Lesser terminated these individuals, who responded by filing a lawsuit naming various defendants including Coast and David Lesser.  Coast filed a cross-complaint against these individuals.

On December 11, 2007, the court rendered a decision pursuant to which Coast was awarded a judgment against the relevant individuals totaling approximately $1,090,000 plus costs and interest.  The individuals were awarded a judgment against Coast (and not David Lesser personally) in the amount of $200,000 plus interest.  The Trust considers the court’s decision as establishing the fact that Coast was a victim of corporate malfeasance perpetrated by individuals whose misdeeds Mr. Lesser uncovered and took appropriate steps to cure.

On January 11, 2008, Coast filed a Chapter 11 petition signed by its chief operating officer to address the issues caused by the malfeasance at Coast.  In addition, at that time, Coast decided to focus on its East Coast operations through its wholly owned subsidiary, IPS.  Coast ultimately shut down its California operations.  The Chapter 11 reorganization process terminated on December 22, 2008 by order of the court dated December 23, 2008.

Mr. Lesser has been an active private investor for over 25 years.  During this time he has never filed for bankruptcy personally and, other than Coast, has never been part of the management of any entity that has filed for bankruptcy.

The individuals who have been nominated by the Trust have experience and skills in, and industry contacts relevant to, providing leadership to real-estate investment trusts (REITs), sourcing and structuring investments and investing capital.  The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES AS TRUSTEES OF THE TRUST

THE BOARD OF TRUSTEES RECOMMENDS RATIFICATION OF GIBBONS & KAWASH
A.C. AS THE TRUST'S INDEPENDENT ACCOUNTING FIRM

Other Matters
The following supplements information previously provided under the heading “Other Matters.”

Nominating Committee

The nominating committee recommended William S. Susman for inclusion in this year’s nominee ballot and the entire nominee ballot was approved by the executive committee.  A majority of the members of the executive committee are independent and the independent trustees voted unanimously to approve the nominee ballot.